UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
July 21, 2011

PARADIGM HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-09154	38-3813367
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

9715 Key West Avenue, 3rd Floor, Rockville, Maryland (Address of principal executive offices)	20850 (Zip Code)

(301) 468-1200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On July 25, 2011, Paradigm Holdings, Inc., a Nevada corporation (“Paradigm” or the “Company”),  CACI, Inc.—Federal, a Delaware corporation (“Parent”), and CACI Newco Corporation, a Nevada corporation and wholly-owned subsidiary of Parent (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Merger Sub will merge with and into Paradigm, with Paradigm continuing as the surviving corporation and a wholly owned subsidiary of Parent (the “Merger”).

The aggregate consideration to be paid by Parent and Merger Sub in the Merger for all of the outstanding equity interests of Paradigm, including securities convertible into shares of Paradigm’s common stock, par value $0.01 per share (the “Company Common Stock“), and the Company’s Senior Secured Subordinated Notes (the “Senior Notes”) is $61,500,000, plus the aggregate amount of Closing Cash (as defined in the Merger Agreement), minus the sum of (i) the aggregate amount of outstanding Company Debt (as defined in the Merger Agreement) (excluding the Senior Notes) at the effective time of the Merger and (ii) the Company Transaction Expenses (as defined in the Merger Agreement) that are unpaid at the effective time of the Merger.

At the effective time of the Merger, each share of Company Common Stock issued and outstanding immediately prior to the effective time of the Merger, other than (i) shares held in the treasury of the Company and shares owned by Parent, Merger Sub, or any subsidiary of Parent or the Company  (which shares will be cancelled) and (ii) shares in respect of which dissenter’s rights have been properly exercised under Chapter 92A of the Nevada Revised Statutes (the “NRS”), will be converted into the right to receive an amount in cash equal to the “Aggregate Common Merger Consideration” (which is defined below) divided by the number of shares of Company Common Stock issued and outstanding immediately prior to the effective time of the Merger (the “Common Merger Consideration”), without interest.  As of the date of the Merger Agreement, the Common Merger Consideration was estimated to be equal to $0.2913 per share.

At the effective time of the Merger, each share of Paradigm Series A-1 Senior Preferred Stock, par value $0.01 per share (the “Series A-1 Preferred Stock”), or fraction thereof, issued and outstanding immediately prior to the effective time of the Merger will be converted into the right to receive an amount per share of Series A-1 Preferred Stock (including a proportionate amount for any fractional share) equal to the Liquidation Price (as defined in the Certificate of Designations of the Series A-1 Senior Preferred Stock (the “Certificate of Designations”)) (the “Preferred Share Merger Consideration”).

Each option to purchase shares of Company Common Stock (the “Company Options”) which is outstanding and unexercised immediately prior to the effective time of the Merger will be cancelled as of the effective time of the Merger.  The holder of each Company Option will be entitled only to the right to receive, without any interest thereon, an amount in cash payable at the time of cancellation of such Company Option equal to the product of (i) the excess, if any, of the Common Merger Consideration over the per share exercise price of such Company Option, and (ii) the number of shares of Company Common Stock covered by such Company Option (including both vested and unvested shares) as of immediately prior to the effective time of the Merger.

Each stock appreciation right warrant (the “Company SARs”) which is outstanding immediately prior to the effective time of the Merger will be cancelled as of the effective time of the Merger.  The holder of each Company SAR would be entitled only to the right to receive, without any interest thereon, an amount in cash payable at the time of cancellation of such Company SAR equal to the product of (i) the excess, if any, of the Common Merger Consideration over the per share exercise price of such Company SAR and (ii) the number of shares of Company Common Stock with respect to which such Company SAR is exercisable as of the effective time of the Merger.

At the effective time of the Merger, pursuant to the Termination Agreement (as defined below), each outstanding Class A Warrant will be cancelled in exchange for the payment to each holder of a Class A Warrant of an amount in cash equal to (x) the greater of (I) the Common Merger Consideration and (II) $0.2913 (the greater of (I) and (II) is referred to as the “Adjusted Common Merger Consideration”) multiplied by (y) the number of shares of Company Common Stock that would have been issuable upon a cashless exercise of such Class A Warrant immediately prior to the effective time of the Merger based on the Adjusted Common Merger Consideration (the “Series A Preferred Warrant Merger Consideration”).

At the effective time of the Merger, pursuant to the Termination Agreement, each outstanding Class B Warrant will be cancelled in exchange for the payment to each holder of a Class B Warrant of an amount in cash equal to (x) the Adjusted Common Merger Consideration multiplied by (y) the number of shares of Company Common Stock that would have been issuable upon a cashless exercise of such Class B Warrant immediately prior to the effective time of the Merger based on the Adjusted Common Merger Consideration (the “Series B Preferred Warrant Merger Consideration”).  We refer to the Series A Preferred Warrant Merger Consideration and the Series B Preferred Warrant Merger Consideration together as the “Preferred Warrant Merger Consideration”.

The Merger Agreement provides that the Company will take the necessary actions to cause each outstanding warrant (excluding Company SARs, Class A Warrants and Class B Warrants) (the “Other Company Warrants”) which is issued and outstanding at the effective time of the Merger to be deemed exercised effective as of the effective time of the Merger, for cash, with such cash deemed paid via the Common Merger Consideration payable to such holders.  Other Company Warrants that have an exercise price less than the Common Merger Consideration will be cancelled and terminated at the effective time of the Merger.

Each of the Company’s Senior Notes that are outstanding as of the effective time of the Merger will be cancelled and the Company will pay to each holder of a Senior Note cash in an amount equal to to the sum of (x) the aggregate principal amount of the Senior Notes held by such holder then outstanding, together with any accrued and unpaid interest thereon through the effective time of the Merger (calculated at an interest rate of 6% per annum) and (y) the Present Value of Interest (as defined in the Senior Notes) with respect to such aggregate principal amount of the Senior Notes then outstanding (collectively, the “Senior Note Merger Consideration”).

At the effective time of the Merger, all outstanding restricted stock awards (“Company Restricted Shares”) will automatically become fully vested and will be paid in the same fashion as other shares of Company Common Stock.

The Merger Agreement defines “Aggregate Common Merger Consideration” as being equal to the amount determined by subtracting (i) the aggregate Preferred Share Merger Consideration, (ii) the aggregate Senior Note Merger Consideration, (iii) the aggregate amount to which the holders of Company Options, Company SARs, Other Company Warrants, the Class A Warrants, the Class B Warrants  and Company Restricted Shares (collectively, the “Company Stock-Based Securities”) are entitled, (iv) the aggregate amount of Company Transaction Expenses that are unpaid at the effective time of the Merger, and (v) the aggregate amount of outstanding Company Debt (excluding the Senior Notes) at the effective time of the Merger, from the sum of (A) $61.5 million and (B) the aggregate amount of Closing Cash.

The completion of the Merger is subject to the satisfaction or waiver of certain conditions, including, among other things, the adoption of the Merger Agreement by the Company’s stockholders, which was effected on July 25, 2011 by the written consent of the holders of securities representing 104,829,858 votes, or approximately 92.43% of the votes entitled to be cast with respect to the adoption and approval of the Merger Agreement.

The Merger Agreement contains customary termination provisions, including, without limitation, that the Merger Agreement may be terminated by either the Company or Parent if the Merger has not been consummated by the close of business on November 10, 2011, other than due to the failure of the terminating party to fulfill its obligations under the Merger Agreement. The Merger Agreement requires the Company to pay a $1,537,500 termination fee to Parent under certain limited circumstances.

The Merger Agreement contains customary representations and warranties made by the Company, Parent and Merger Sub.  In addition, the Company has agreed to various covenants in the Merger Agreement, including, among other things, covenants to continue to conduct its business in the ordinary course and in accordance with past practices and not to take certain actions prior to the closing of the Merger without the prior consent of Parent.

Termination Agreement

On July 25, 2011, in connection with the execution of the Merger Agreement, the Company, Parent, Hale Capital Partners, LP (“Hale Capital”) and EREF PARA, LLC (“EREF PARA” and together with Hale Capital, the “Holders”) entered into the Preferred Stock, Warrant and Note Termination Agreement (the “Termination Agreement”).  The Termination Agreement, among other things, (i) provides for the cancellation of the shares of Series A-1 Preferred Stock, Class A Warrants, Class B Warrants and Senior Notes held by the Holders in exchange for the right to receive the Preferred Share Merger Consideration, the Preferred Warrant Merger Consideration and the Senior Note Merger Consideration, respectively, and (ii) restricts the transfer of the Series A-1 Preferred Stock, Class A Warrants, Class B Warrants and Senior Notes except under certain limited circumstances. . Pursuant to the Termination Agreement, the Company remains obligated to make certain payments and redemptions pursuant to the terms of the Series A-1 Preferred Stock, the Class A Warrants, the Class B Warrants, the Senior Notes and Certificate of Designations until the effective time of the Merger.

The Preferred Share Merger Consideration, Preferred Warrant Merger Consideration and the Senior Note Merger Consideration are potentially less favorable to the Holders than what their rights would have been upon the Merger under the terms of the Series A-1 Preferred Stock, the Senior Notes, the Class A Warrants and the Class B Warrants.  The Termination Agreement also provides that until the earlier of the effective time of the Merger or the termination of the Merger Agreement, that, and for so long as certain specified events do not occur, the Holders will refrain from exercising any of their rights or remedies that may exist as a result of any Event of Default (as such term is defined in the Senior Notes and the Certificate of Designations, as applicable).  In consideration of these agreements by the Holders, the Termination Agreement provides that the Company will reimburse the Holders’ reasonable legal fees in connection with the contemplated transactions.

Martin Hale, a member of the Company’s Board of Directors, is the Chief Executive Officer of each of Hale Capital and Hale Fund Management, LLC, the managing member of EREF PARA.

Support Agreements

On July 25, 2011, the Company and Parent entered into Stockholder Support Agreements with each of the Holders, Raymond Huger, John Moore (together with his spouse), Peter LaMontagne, Richard Sawchak, Robert Boakai, Anthony Verna and Diane Moberg (the “Stockholder Support Agreements”).   The Stockholder Support Agreements, among other things, (i) require the execution of the Merger Consent (as defined below) by the stockholder, (ii) require that in the event of a stockholder meeting such stockholder will vote in favor of the Merger, the Merger Agreement and the transactions contemplated by the Merger Agreement and against any adverse proposal, (iii) appoints Parent or its designee as such stockholder’s proxy and attorney-in-fact to vote such stockholder’s shares in favor of the Merger, the Merger Agreement and the transactions contemplated by the Merger Agreement and against any adverse proposal, (iv) restricts the transfer of such stockholder’s shares and (v) provides a general release, effective as of the Merger, of certain claims against the Company and certain other identified persons and entities.

Indemnification Agreements

On July 25, 2011, the Company entered into Indemnification Agreements (the “Indemnification Agreements”) with each of the current members of the Board of Directors of the Company and Richard Sawchak, the Company’s Senior Vice President and Chief Financial Officer. Among other things, the Indemnification Agreements require the Company to indemnify the directors and Mr. Sawchak in the event of certain proceedings and to advance expenses as provided in the Indemnification Agreements.

The foregoing description of the terms of the Merger Agreement, the Termination Agreement, the Stockholder Support Agreements and the Indemnification Agreements are not complete and are qualified in their entirety by reference to the Merger Agreement, the Termination Agreement, the Stockholder Support Agreements and the Indemnification Agreements, copies or forms of which are attached as Exhibits 2.1, 10.1, 10.2, 10.3 and 10.4 to this Current Report on Form 8-K and incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 above regarding the Termination Agreement is hereby incorporated by reference in this Item 1.02.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above regarding the Termination Agreement is hereby incorporated by reference in this Item 2.03.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in Item 1.01 above is hereby incorporated by reference in this Item 5.02.

On July 21, 2011, the Board of Directors confirmed that the Company SARs are exercisable into 15% of the Company’s shares of Company Common Stock on a fully-diluted basis, calculated assuming the full exercise of all the Company’s warrants, stock options and stock appreciation rights, except for the Class A Warrants and Class B Warrants, which would be treated as cashless exercised (i.e., netting the fully-diluted number of shares for the exercise price as if shares of Company Common Stock were issued in an amount equal to the spread between the price of the Company Common Stock and the exercise price).

The following table shows the consideration expected to be paid to each of  Peter LaMontagne, Richard Sawchak, Anthony Verna, Robert Boakai and Diane Moberg with respect to Company SARs held by such officers as of the execution date of the Merger Agreement.  The amount of consideration that such officers would be entitled to receive is based on estimated Common Merger Consideration of $0.2913 per share.

SAR
Names	Consideration
Peter LaMontagne	$2,136,716
Richard Sawchak	$821,814
Anthony Verna	$601,652
Robert Boakai	$601,652
Diane Moberg	$601,652

Upon the closing of the Merger, the Company intends to make payments to Peter LaMontagne, Richard Sawchak, Robert Boakai and Diane Moberg in the aggregate amount of $1,760,016 as a “gross up” in connection with certain potential tax obligations of such persons.

The Merger Agreement anticipates the termination of Richard Sawchak, the Company’s Senior Vice President and Chief Financial Officer, prior to the closing of the Merger.  The Company has determined that Richard Sawchak's severance payment amount pursuant to his offer letter would be approximately $170,000, which is payable in addition to the consideration set forth above.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On July 25, 2011, following execution of the Merger Agreement, the holders of securities representing 104,829,858 votes, or approximately 92.43% of the votes entitled to be cast with respect to the adoption and approval of the Merger Agreement, delivered a written consent (the “Merger Consent”) approving the Merger Agreement within the meaning of Section 92A.120(5) of the NRS and the transactions contemplated by the Merger Agreement, including, without limitation, the Merger.  No further approval of the stockholders of the Company is required to approve and adopt the Merger Agreement and the transactions contemplated thereby.

Item 9.01	Financial Statements and Exhibits.

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Exhibits.

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger dated July 25, 2011 among Paradigm Holdings, Inc., CACI, Inc.—Federal and CACI Newco Corporation

10.1	Preferred Stock, Warrant and Note Termination Agreement dated July 25, 2011 among Paradigm Holdings, Inc., CACI, Inc.—Federal, Hale Capital Partners, LP and EREF PARA, LLC

10.2
Form of Stockholder Support Agreement among Paradigm Holdings, Inc., CACI, Inc.—Federal and the applicable stockholder:  Raymond Huger, John Moore (together with his spouse), Peter LaMontagne, Richard Sawchak, Robert Boakai, Anthony Verna or Diane Moberg

10.3	Stockholder Support Agreement dated July 25, 2011 among Paradigm Holdings, Inc., CACI, Inc.—Federal, Hale Capital Partners, LP and EREF PARA, LLC

10.4	Form of Indemnification Agreement for the Chief Financial Officer and members of the Board of Directors of Paradigm Holdings, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARADIGM HOLDINGS, INC.

By:	/s/Peter LaMontagne
Peter LaMontagne
President and Chief Executive Officer

Date: July 27, 2011

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger dated July 25, 2011 among Paradigm Holdings, Inc., CACI, Inc.—Federal and CACI Newco Corporation

10.1	Preferred Stock, Warrant and Note Termination Agreement dated July 25, 2011 among Paradigm Holdings, Inc., CACI, Inc.—Federal, Hale Capital Partners, LP and EREF PARA, LLC

10.2
Form of Stockholder Support Agreement among Paradigm Holdings, Inc., CACI, Inc.—Federal and the applicable stockholder:  Raymond Huger, John Moore (together with his spouse), Peter LaMontagne, Richard Sawchak, Robert Boakai, Anthony Verna or Diane Moberg

10.3	Stockholder Support Agreement among Paradigm Holdings, Inc., CACI, Inc.—Federal, Hale Capital Partners, LP and EREF PARA, LLC

10.4	Form of Indemnification Agreement for the Chief Financial Officer and members of the Board of Directors of Paradigm Holdings, Inc.